Exhibit 99.1

FTI Consulting, Inc.

1101 K Street NW

Washington, DC 20005

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Third Quarter 2016 Financial Results

●    Third Quarter Revenues of $438.0 Million

●    Third Quarter Fully Diluted EPS and Adjusted EPS of $0.52

Washington, D.C., Oct. 27, 2016 — FTI Consulting, Inc. (NYSE: FCN) (the “Company”) today released its financial results for the third quarter ended September 30, 2016.

For the quarter, revenues decreased 3.8 percent to $438.0 million compared to $455.5 million in the prior year quarter. Excluding the estimated negative impact of foreign currency translation (“FX”), revenues declined by 2.0 percent. Net income increased 110.4 percent to $21.7 million compared to $10.3 million in the prior year quarter. Adjusted EBITDA of $47.2 million, or 10.8 percent of revenues, declined from $56.1 million, or 12.3 percent of revenues, in the prior year quarter. Fully diluted earnings per share (“EPS”) and Adjusted EPS were $0.52 compared to EPS of $0.25 and Adjusted EPS of $0.53 in the prior year quarter. EPS in the prior year quarter included a $19.6 million charge or a $0.28 per share loss related to the early extinguishment of debt.

Net cash provided by operating activities for the quarter was $70.9 million compared to $74.0 million in the prior year quarter. Cash and cash equivalents were $225.2 million at September 30, 2016, compared to $105.0 million at September 30, 2015. Total debt was $475.0 million at September 30, 2016, down from $520.0 million at September 30, 2015.

Commenting on these results, Steven H. Gunby, President and Chief Executive Officer of FTI Consulting, said, “We are pleased with the ongoing progress our businesses are making towards becoming, on a multi-year basis, real engines for growth. During the third quarter, our billable headcount grew 3.9 percent from the second quarter of 2016 as we continue to attract the best professionals across the globe and extend our offerings into new adjacencies and geographies.”

Third Quarter Segment Results

Corporate Finance & Restructuring

Revenues in the Corporate Finance & Restructuring segment decreased $2.9 million, or 2.5 percent, to $110.6 million in the quarter compared to $113.5 million in the prior year quarter. Excluding the estimated negative impact of FX, revenues decreased $1.0 million, or 0.9 percent, compared to the prior year quarter. Adjusted Segment EBITDA was $17.8 million, or 16.1 percent of segment revenues, compared to $26.7 million, or 23.5 percent of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA Margin was primarily due to lower utilization and higher costs related to the ramp up of experienced hires.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment decreased $1.1 million, or 1.0 percent, to $115.0 million in the quarter compared to $116.2 million in the prior year quarter. Excluding the estimated negative impact of FX, revenues were comparable to the prior year quarter. Higher success fees were offset by lower demand in the segment’s health solutions practice. Adjusted Segment EBITDA was $16.6 million, or 14.4 percent of segment revenues, compared to $13.4 million, or 11.5 percent of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA Margin was driven by higher success fees in the segment’s health solutions practice.

Economic Consulting

Revenues in the Economic Consulting segment increased $7.9 million, or 6.9 percent, to $122.5 million in the quarter compared to $114.5 million in the prior year quarter. Excluding the estimated negative impact of FX, revenues increased $10.8 million, or 9.4 percent, compared to the prior year quarter. The increase in revenues was primarily due to higher demand and higher average realization in non-merger and acquisition (“M&A”)-related antitrust services in North America, which were partially offset by lower average realization for financial economics services in North America. Adjusted Segment EBITDA was $18.4 million, or 15.0 percent of segment revenues, compared to $16.7 million, or 14.5 percent of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA Margin was due to improved utilization in North America, which was partially offset by lower utilization in Europe, the Middle East and Africa (“EMEA”).

Technology

Revenues in the Technology segment decreased $11.5 million, or 20.7 percent, to $44.1 million in the quarter compared to $55.6 million in the prior year quarter. The decrease in revenues was driven by a decline in M&A-related “second request” activity and reduced demand for litigation services. Adjusted Segment EBITDA was $7.4 million, or 16.8 percent of segment revenues, compared to $10.8 million, or 19.5 percent of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA Margin was due to lower demand and realized pricing for managed review services.

Strategic Communications

Revenues in the Strategic Communications segment decreased $9.9 million, or 17.7 percent, to $45.8 million in the quarter compared to $55.7 million in the prior year quarter. Excluding the estimated impact of FX, revenues decreased $7.8 million, or 14.0 percent, compared to the prior year quarter. The decrease in revenues was primarily due to $8.5 million in lower pass-through revenues compared to the prior year quarter. Adjusted Segment EBITDA was $7.5 million, or 16.4 percent of segment revenues, compared to $8.7 million, or 15.6 percent of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA Margin was primarily due to the impact of lower net pass-through revenue. Excluding this impact, Adjusted Segment EBITDA Margin declined 2.3 percentage points due to higher costs related to the ramp up of new hires.

2016 Guidance

The Company revised its 2016 guidance for revenues to be approximately $1.80 billion. This compares to the previous range of between $1.80 billion and $1.87 billion. The Company reaffirmed 2016 guidance for Adjusted EPS of between $2.15 and $2.45.

Third Quarter 2016 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss third quarter 2016 financial results at 9:00 a.m. Eastern Time on October 27, 2016. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website at www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes: financial, legal, operational, political & regulatory,

reputational and transactional. With more than 4,600 employees located in 29 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges and make the most of opportunities. The Company generated $1.78 billion in revenues during fiscal year 2015. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

We have included the definitions of Segment Operating Income (Loss), Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin below in order to more fully define the components of certain non-GAAP measures presented in this earnings release. We define Segment Operating Income (Loss) as a segment’s share of Consolidated Operating Income (Loss). We define Total Segment Operating Income (Loss), a non-GAAP financial measure, as the total of Segment Operating Income (Loss) for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income (Loss) for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of Consolidated Operating Income (Loss) before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We define Adjusted Segment EBITDA Margin as Adjusted Segment EBITDA as a percentage of a segment’s revenues. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash.

We define, non-GAAP measures, (i) Total Adjusted Segment EBITDA as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses, and (ii) Adjusted EBITDA as consolidated net income (loss) before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We believe that our non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. In addition, EBITDA and Adjusted EBITDA are common alternative measures of operating performance used by many of our competitors. They are used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP financial measures, provide management and investors with additional supplemental information for comparison of our operating results to the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), non-GAAP financial measures, as Net Income (Loss) and earnings per diluted share (“GAAP EPS”), respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results and GAAP financial measures, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income. Reconciliations of non-GAAP financial measures to GAAP are included in the financial tables accompanying this press release.

The financial tables accompanying this press release do not include a reconciliation of the Company’s 2016 Adjusted EPS guidance to an estimate of GAAP EPS. It is difficult to predict and estimate future remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and/or losses on early extinguishment of debt, as these items are dependent on future events that are uncertain. Accordingly, a reconciliation of our non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the headings “Item 1A Risk Factors” in the Company’s most recent Form 10-K filed with the SEC and in the Company’s other filings with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2016	2015
Revenues	$438,042	$455,470

Operating expenses
Direct cost of revenues	293,702	301,609
Selling, general and administrative expenses	106,220	105,058
Acquisition-related contingent consideration	201	159
Amortization of other intangible assets	2,845	2,900

	402,968	409,726

Operating income	35,074	45,744

Other income (expense)
Interest income and other	3,213	2,027
Interest expense	(6,304)	(11,696)
Loss on early extinguishment of debt	—	(19,589)

	(3,091)	(29,258)

Income before income tax provision	31,983	16,486
Income tax provision	10,292	6,177

Net income	$21,691	$10,309

Earnings per common share—basic	$0.53	$0.25

Weighted average common shares outstanding—basic	41,239	41,094

Earnings per common share—diluted	$0.52	$0.25

Weighted average common shares outstanding—diluted	42,065	41,982

Other comprehensive loss, net of tax:
Foreign currency translation adjustments, net of tax $0	$(4,478)	$(17,229)

Total other comprehensive loss, net of tax	(4,478)	(17,229)

Comprehensive income (loss)	$17,213	$(6,920)

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

(unaudited)

	Nine Months Ended September 30,
	2016	2015
Revenues	$1,368,474	$1,336,945

Operating expenses
Direct cost of revenues	902,532	872,108
Selling, general and administrative expenses	318,074	316,317
Special charges	6,811	—
Acquisition-related contingent consideration	1,541	(1,145)
Amortization of other intangible assets	8,041	8,919

	1,236,999	1,196,199

Operating income	131,475	140,746

Other income (expense)
Interest income and other	9,895	2,840
Interest expense	(18,836)	(36,537)
Loss on extinguishment of debt	—	(19,589)

	(8,941)	(53,286)

Income before income tax provision	122,534	87,460
Income tax provision	44,115	31,756

Net income	$78,419	$55,704

Earnings per common share—basic	$1.92	$1.37

Weighted average common shares outstanding—basic	40,856	40,771

Earnings per common share—diluted	$1.88	$1.34

Weighted average common shares outstanding—diluted	41,605	41,682

Other comprehensive loss, net of tax:
Foreign currency translation adjustments, net of tax $0	$(23,645)	$(24,412)

Total other comprehensive loss, net of tax	(23,645)	(24,412)

Comprehensive income	$54,774	$31,292

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$21,691	$10,309	$78,419	$55,704
Add back:
Special charges, net of tax (1)	—	—	4,328	—
Loss on extinguishment of debt, net of tax (2)	—	11,881	—	11,881
Remeasurement of acquisition-related contingent consideration, net of tax (3)	—	—	600	(1,005)

Adjusted Net Income	$21,691	$22,190	$83,347	$66,580

Earnings per common share—diluted	$0.52	$0.25	$1.88	$1.34
Add back:
Special charges, net of tax (1)	—	—	0.10	—
Loss on extinguishment of debt, net of tax (2)	—	0.28	—	0.28
Remeasurement of acquisition-related contingent consideration, net of tax (3)	—	—	0.02	(0.02)

Adjusted earnings per common share—diluted	$0.52	$0.53	$2.00	$1.60

Weighted average number of common shares outstanding—diluted	42,065	41,982	41,605	41,682

(1)	The tax effect takes into account the tax treatment and related tax rates that apply to each adjustment in the applicable tax jurisdiction. As a result, the effective tax rate for the adjustments related to special charges for the nine months ended September 30, 2016 was 36.5%. The tax expense related to the adjustments for special charges for the nine months ended September 30, 2016 was $2.5 million or $0.06 impact on Adjusted EPS. There were no special charges for the three and nine months ended September 30, 2015.

(2)	The tax effect takes into account the tax treatment and related tax rates that apply to each adjustment in the applicable tax jurisdiction. As a result, the effective tax rate for the loss on early extinguishment of debt for the three and nine months ended September 30, 2015 was 39.3%. The tax expense related to the loss on early extinguishment of debt for the three and nine months ended September 30, 2015 was $7.7 million, or a $0.18 impact on Adjusted EPS. There were no adjustments related to the early extinguishment of debt in the three or nine months ended September 30, 2016.

(3)	The tax effect takes into account the tax treatment and related tax rates that apply to each adjustment in the applicable tax jurisdiction. As a result, the effective tax rate for the adjustments related to the remeasurement of acquisition-related contingent consideration for the nine months ended September 30, 2016 and 2015 were 38.8% and 40%, respectively. The tax expense related to the adjustment for the remeasurement of acquisition-related contingent consideration for the nine months ended September 30, 2016 and 2015 were $0.4 million or $0.01 impact on adjusted EPS and $0.7 million or a $0.02 impact on Adjusted EPS, respectively. There were no adjustments related to the remeasurement of acquisition-related contingent consideration in the three months ended September 30, 2016 and 2015.

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

(unaudited)

	Segment Revenues	Adjusted EBITDA	Adjusted EBITDA Margin	Utilization	Average Billable Rate	Revenue- Generating Headcount
	(in thousands)					(at period end)
Three Months Ended September 30, 2016
Corporate Finance & Restructuring	$110,617	$17,762	16.1%	61%	$379	904
Forensic and Litigation Consulting	115,045	16,554	14.4%	57%	$330	1,145
Economic Consulting	122,480	18,354	15.0%	69%	$534	647
Technology (1)	44,072	7,398	16.8%	N/M	N/M	298
Strategic Communications (1)	45,828	7,509	16.4%	N/M	N/M	624

	$438,042	67,577	15.4%			3,618

Unallocated Corporate		(20,348)

Adjusted EBITDA		$47,229	10.8%

Nine Months Ended September 30, 2016
Corporate Finance & Restructuring	$369,915	$81,406	22.0%	68%	$388	904
Forensic and Litigation Consulting	352,242	51,552	14.6%	60%	$329	1,145
Economic Consulting	371,217	55,054	14.8%	74%	$516	647
Technology (1)	134,235	20,256	15.1%	N/M	N/M	298
Strategic Communications (1)	140,865	22,057	15.7%	N/M	N/M	624

	$1,368,474	230,325	16.8%			3,618

Unallocated Corporate		(57,659)

Adjusted EBITDA		$172,666	12.6%

Three Months Ended September 30, 2015
Corporate Finance & Restructuring	$113,487	$26,662	23.5%	69%	$390	830
Forensic and Litigation Consulting	116,158	13,406	11.5%	60%	$318	1,209
Economic Consulting	114,541	16,654	14.5%	71%	$523	594
Technology (1)	55,568	10,813	19.5%	N/M	N/M	354
Strategic Communications (1)	55,716	8,717	15.6%	N/M	N/M	594

	$455,470	76,252	16.7%			3,581

Unallocated Corporate		(20,150)

Adjusted EBITDA		$56,102	12.3%

Nine Months Ended September 30, 2015
Corporate Finance & Restructuring	$328,812	$71,174	21.6%	71%	$382	830
Forensic and Litigation Consulting	365,554	55,456	15.2%	65%	$315	1,209
Economic Consulting	329,320	43,502	13.2%	72%	$506	594
Technology (1)	172,048	33,052	19.2%	N/M	N/M	354
Strategic Communications (1)	141,211	20,100	14.2%	N/M	N/M	594

	$1,336,945	223,284	16.7%			3,581

Unallocated Corporate		(52,725)

Adjusted EBITDA		$170,559	12.8%

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Three Months Ended September 30, 2016
Net income							$21,691
Interest income and other							(3,213)
Interest expense							6,304
Income tax provision							10,292

Operating income	$16,182	$14,867	$16,888	$2,869	$6,006	$(21,738)	$35,074
Depreciation and amortization	698	1,203	1,312	4,121	586	1,390	9,310
Amortization of other intangible assets	882	484	154	408	917	—	2,845

Adjusted EBITDA	$17,762	$16,554	$18,354	$7,398	$7,509	$(20,348)	$47,229

	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Nine Months Ended September 30, 2016
Net income							$78,419
Interest income and other							(9,895)
Interest expense							18,836
Income tax provision							44,115

Operating income	$76,740	$45,005	$51,390	$2,569	$16,661	$(60,890)	$131,475
Depreciation and amortization	2,175	3,278	3,172	11,901	1,602	3,231	25,359
Amortization of other intangible assets	2,491	1,519	492	725	2,814	—	8,041
Special charges	—	1,750	—	5,061	—	—	6,811
Remeasurement of acquisition-related contingent consideration	—	—	—	—	980	—	980

Adjusted EBITDA	$81,406	$51,552	$55,054	$20,256	$22,057	$(57,659)	$172,666

	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Three Months Ended September 30, 2015
Net income							$10,309
Interest income and other							(2,027)
Interest expense							11,696
Loss on early extinguishment of debt							19,589
Income tax provision							6,177

Operating income	$25,112	$11,944	$15,498	$6,830	$7,235	$(20,875)	$45,744
Depreciation and amortization	677	925	848	3,784	499	725	7,458
Amortization of other intangible assets	873	537	308	199	983	—	2,900

Adjusted EBITDA	$26,662	$13,406	$16,654	$10,813	$8,717	$(20,150)	$56,102

	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Nine Months Ended September 30, 2015
Net income							$55,704
Interest income and other							(2,840)
Interest expense							36,537
Loss on early extinguishment of debt							19,589
Income tax provision							31,756

Operating income	$67,782	$50,894	$40,076	$21,493	$15,558	$(55,057)	$140,746
Depreciation and amortization	2,141	2,862	2,686	10,969	1,579	2,332	22,569
Amortization of other intangible assets	2,742	1,700	924	590	2,963	—	8,919
Remeasurement of acquisition-related contingent consideration	(1,491)	—	(184)	—	—	—	(1,675)

Adjusted EBITDA	$71,174	$55,456	$43,502	$33,052	$20,100	$(52,725)	$170,559

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2016	2015
Operating activities
Net income	$78,419	$55,704
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	25,359	22,569
Amortization of other intangible assets	8,041	8,919
Acquisition-related contingent consideration	1,541	(1,145)
Provision for doubtful accounts	5,903	10,364
Non-cash share-based compensation	13,381	14,356
Non-cash interest expense	1,489	2,029
Loss on early extinguishment of debt	—	19,589
Other	(1,159)	(674)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(67,318)	(84,411)
Notes receivable	(3,674)	(334)
Prepaid expenses and other assets	(3,575)	(4,396)
Accounts payable, accrued expenses and other	10,900	10,158
Income taxes	28,204	15,371
Accrued compensation	4,486	(19,518)
Billings in excess of services provided	9,578	(5,278)

Net cash provided by operating activities	111,575	43,303

Investing activities
Payments for acquisition of businesses, net of cash received	(56)	(575)
Purchases of property and equipment	(22,855)	(24,674)
Other	74	94

Net cash used in investing activities	(22,837)	(25,155)

Financing activities
Borrowings (repayments) under revolving line of credit, net	(25,000)	220,000
Payments of long-term debt	—	(425,671)
Payments of debt issue costs	—	(3,701)
Deposits	2,806	2,406
Purchase and retirement of common stock	(2,903)	—
Net issuance of common stock under equity compensation plans	18,394	13,931
Other	357	124

Net cash used in financing activities	(6,346)	(192,911)

Effect of exchange rate changes on cash and cash equivalents	(6,968)	(3,943)

Net increase (decrease) in cash and cash equivalents	75,424	(178,706)
Cash and cash equivalents, beginning of period	149,760	283,680

Cash and cash equivalents, end of period	$225,184	$104,974

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$225,184	$149,760
Accounts receivable:
Billed receivables	416,960	405,000
Unbilled receivables	326,297	280,538
Allowance for doubtful accounts and unbilled services	(195,669)	(185,754)

Accounts receivable, net	547,588	499,784
Current portion of notes receivable	32,490	36,115
Prepaid expenses and other current assets	58,804	55,966

Total current assets	864,066	741,625
Property and equipment, net of accumulated depreciation	66,422	74,760
Goodwill	1,188,230	1,198,298
Other intangible assets, net of amortization	54,493	63,935
Notes receivable, net of current portion	112,364	106,882
Other assets	56,043	43,518

Total assets	$2,341,618	$2,229,018

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$97,144	$89,845
Accrued compensation	229,611	227,783
Billings in excess of services provided	38,774	29,449

Total current liabilities	365,529	347,077
Long-term debt, net	470,339	494,772
Deferred income taxes	170,768	139,787
Other liabilities	103,397	99,779

Total liabilities	1,110,033	1,081,415

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized—5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized—75,000; shares issued and outstanding—42,367 (2016) and 41,234 (2015)	423	412
Additional paid-in capital	429,902	400,705
Retained earnings	933,900	855,481
Accumulated other comprehensive loss	(132,640)	(108,995)

Total stockholders’ equity	1,231,585	1,147,603

Total liabilities and stockholders’ equity	$2,341,618	$2,229,018